                                                                                       EX EX. 99.1
Hub Group, Inc. Reports Fourth Quarter Earnings per Share of $0.48 Excluding One-Time Costs

DOWNERS GROVE, IL, January 26, 2012, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter and year ended December 31, 2011.

Hub Group reported income of $17.0 million for the fourth quarter ended December 31, 2011, an increase of 36% compared to the fourth quarter of 2010.  Hub Group’s diluted earnings per share was $0.46 for the fourth quarter of 2011, which represents an increase of 35% when compared with the prior year period.  Hub Group’s pre-tax income includes integration and restructuring costs of $1.0 million.  Excluding the effects of these items, non-GAAP earnings per share was $0.48 for the quarter (see table below).  Non-GAAP earnings per share increased 41% when compared with the prior year period.  Hub Group’s revenue increased 59% to $763 million.

The Hub segment’s revenue increased 20% to $577 million.  Fourth quarter intermodal revenue increased 23% to $419 million.  The increase was attributable to a 16% volume increase and a 7% increase for fuel, price and mix.  Truck brokerage revenue increased 3% to $82 million this quarter.  Fourth quarter Unyson Logistics revenue increased 27% to $76 million.  Hub’s operating income increased $4.5 million to $23.7 million, which represents an increase of 23% when compared with the prior year period.  The Hub results include approximately $500,000 of restructuring costs.

The Mode segment’s revenue was $195 million for the fourth quarter.  Operating income was $3.4 million.  The Mode results include approximately $500,000 of costs related to integration.

FULL YEAR 2011

Income for the year ended December 31, 2011 was $58 million.  Hub Group's diluted earnings per share for 2011 was $1.57.  Full year 2011 pre-tax income includes integration and restructuring costs of $4.6 million.  Excluding the effects of these items, non-GAAP earnings per share was $1.65 for the year (see table below).  Full year non-GAAP earnings per share increased 42% when compared with the prior year.  Hub Group’s revenue increased 50% to $2.8 billion.

Hub Group ended the year with $49 million in cash.

“Despite the uncertain economic environment, Hub Group closed out 2011 with another quarter of strong operating results," said David P. Yeager, Chairman and Chief Executive Officer of Hub Group.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Thursday, January 26, 2011 to discuss its fourth quarter and full year results and provide 2012 guidance.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer, and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com .  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 679-8018.  The conference call participant code is 44109733. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PX3PNJTNA.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2010 and the reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,

	2011	2010	2011	2010

Revenue	$762,775	$479,913	$2,751,534	$1,833,737
Transportation costs	678,964	423,271	2,438,986	1,620,304
Gross margin	83,811	56,642	312,548	213,433

Costs and expenses:
Salaries and benefits	29,522	26,270	121,044	99,138
Agent fees and commissions	13,091	635	41,491	2,410
General and administrative	12,425	9,572	49,951	38,211
Depreciation and amortization	1,635	947	5,603	3,792
Total costs and expenses	56,673	37,424	218,089	143,551

Operating income	27,138	19,218	94,459	69,882

Other income (expense):
Interest expense	(319)	(16)	(638)	(54)
Interest and dividend income	30	36	118	119
Other, net	42	62	328	146
Total other (expense) income	(247)	82	(162)	211

Income before provision for income taxes	26,891	19,300	94,297	70,093

Provision for income taxes	9,877	6,791	36,119	26,635

Net income	$17,014	$12,509	$58,178	$43,458

Basic earnings per common share	$0.46	$0.34	$1.58	$1.17

Diluted earnings per common share	$0.46	$0.34	$1.57	$1.16

Basic weighted average number of shares outstanding	36,943	36,817	36,913	37,223

Diluted weighted average number of shares outstanding	37,104	37,027	37,063	37,385

HUB GROUP, INC.
UNAUDITED NON-GAAP TO GAAP RECONCILIATION
(earnings per share)

	Three Months				Twelve Months
	Ended, Dec. 31, 2011				Ended, Dec. 31, 2011
			Change	Change			Change	Change
	2011	2010	$	%	2011	2010	$	%
Diluted GAAP EPS	$0.46	$0.34	$0.12	35.3%	$1.57	$1.16	$0.41	35.3%

Integration expenses and
restructuring costs	$0.02	$-	$0.02		$0.08	$-	$0.08

Diluted NON-GAAP EPS (adjusted)	$0.48	$0.34	$0.14	41.2%	$1.65	$1.16	$0.49	42.2%

Diluted Shares	37,104	37,027			37,063	37,385

In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identifiable in this table. For internal purposes, Hub excludes these items from results when evaluating operating performance. This table and Hub’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Three Months
	Ended December 31, 2011
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Consolidated
Revenue	$577,306	$195,242	$(9,773)	$762,775
Transportation costs	516,157	172,580	(9,773)	678,964
Gross margin	61,149	22,662	-	83,811

Costs and expenses:
Salaries and benefits	25,582	3,940	-	29,522
Agent fees and commissions	722	12,369	-	13,091
General and administrative	10,055	2,370	-	12,425
Depreciation and amortization	1,085	550	-	1,635
Total costs and expenses	37,444	19,229	-	56,673

Operating income	$23,705	$3,433	$-	$27,138

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Twelve Months
	Ended December 31, 2011
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Consolidated
Revenue	$2,183,914	$586,251	$(18,631)	$2,751,534
Transportation costs	1,939,263	518,354	(18,631)	2,438,986
Gross margin	244,651	67,897	-	312,548

Costs and expenses:
Salaries and benefits	107,378	13,666	-	121,044
Agent fees and commissions	2,771	38,720	-	41,491
General and administrative	42,523	7,428	-	49,951
Depreciation and amortization	3,975	1,628	-	5,603
Total costs and expenses	156,647	61,442	-	218,089

Operating income	$88,004	$6,455	$-	$94,459

HUB GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,091	$115,144
Accounts receivable trade, net	326,537	185,879
Accounts receivable other	23,878	17,958
Prepaid taxes	2,392	296
Deferred taxes	4,838	3,314
Prepaid expenses and other current assets	9,056	6,569
TOTAL CURRENT ASSETS	415,792	329,160

Restricted investments	14,323	11,421
Property and equipment, net	124,587	47,806
Other intangibles, net	21,667	5,856
Goodwill, net	263,470	233,029
Other assets	2,845	2,135
TOTAL ASSETS	$842,684	$629,407

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$204,693	$121,078
Accounts payable other	17,289	10,064
Accrued payroll	16,721	14,378
Accrued other	29,962	21,898
Current portion of capital lease	2,237	-
TOTAL CURRENT LIABILITIES	270,902	167,418

Non-current liabilities	17,717	13,950
Deferred taxes	91,764	71,739
Non-current portion of capital lease	23,436	-

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2011 and 2010	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2011 and 2010; 36,860,260 shares outstanding in 2011 and 36,638,359 shares outstanding in 2010	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2011 and 2010	7	7
Additional paid-in capital	168,800	169,722
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	401,188	343,010
Other comprehensive income	4	6
Treasury stock; at cost, 4,364,532 shares in 2011 and 4,586,433 shares in 2010	(116,088)	(121,399)
TOTAL STOCKHOLDERS' EQUITY	438,865	376,300
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$842,684	$629,407

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Twelve Months Ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$58,178	$43,458
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,340	8,572
Deferred taxes	18,821	9,545
Compensation expense related to share-based compensation plans	4,788	3,576
(Gain) loss on sale of assets	(17)	85
Changes in operating assets and liabilities, net of effects of acquisition:
Restricted investments	(724)	(1,838)
Accounts receivable, net	(45,047)	(46,582)
Prepaid taxes	(2,097)	298
Prepaid expenses and other current assets	(1,728)	233
Other assets	(33)	298
Accounts payable	23,095	12,822
Accrued expenses	2,989	5,277
Non-current liabilities	301	1,910
Net cash provided by operating activities	74,866	37,654

Cash flows from investing activities:
Proceeds from sale of equipment	410	988
Purchases of property and equipment	(55,010)	(25,616)
Cash used in acquisitions, net of cash acquired	(85,182)	(170)
Net cash used in investing activities	(139,782)	(24,798)

Cash flows from financing activities:
Proceeds from stock options exercised	86	46
Purchase of treasury stock	(1,523)	(25,070)
Capital lease payments	(729)	-
Excess tax benefits from share-based compensation	1,034	434
Net cash used in financing activities	(1,132)	(24,590)

Effect of exchange rate changes on cash and cash equivalents	(5)	15

Net decrease in cash and cash equivalents	(66,053)	(11,719)
Cash and cash equivalents beginning of period	115,144	126,863
Cash and cash equivalents end of period	$49,091	$115,144